Report and Consent of Independent Auditors             EXHIBIT 23

The Board of Directors
PepsiCo, Inc.

The audits referred to in our report dated February 7, 1995 included the related financial statement schedule as of December 31, 1994 and December 25, 1993, and for each of the years in the three-year period ended December 31, 1994 listed in the accompanying index at Item 14(a)2. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) in the Registration Statements on Form S-8 (No. 33-35602, No. 33-29037, No. 33-42058, No. 33-
51496, No. 33-54731 and No. 33-66150, pertaining to the PepsiCo SharePower Stock Option Plan; No. 33-43189, pertaining to the PepsiCo SharePower Stock Option Plan for Opco Employees; No. 33-22970, pertaining to the 1988 Director Stock Plan; No. 33-19539, pertaining to the 1979 Incentive Plan and the 1987 Incentive
Plan; No. 33-54733, pertaining to the 1994 Long-Term Incentive Plan; No. 2-65410, pertaining to the 1979 Incentive Plan; No. 2-82645 and No. 33-51514, pertaining to the PepsiCo, Inc. Long Term Savings Program; No. 2-93163, No. 2-99532 and No. 33-10488,
pertaining to the Long Term Savings Programs of Taco Bell  Corp.,
Pizza   Hut,   Inc.  and  Kentucky  Fried  Chicken   Corporation,
respectively) and the Registration Statements on Form S-3 (No. 33-37271, pertaining to the Pizza Hut Cincinnati, Inc. and Tri-L Pizza Huts, Inc. acquisitions; No. 33-35601, No. 33-42122, No. 33-56666 and No. 33-66146, pertaining to the PepsiCo SharePower Stock Option Plan for Employees of Monsieur Henri Wines, Ltd.;
No.   33-30658  and  No.  33-38014,  pertaining  to  the  PepsiCo
SharePower Stock Option Plan for Opco Employees; No. 33-42121, pertaining to the PepsiCo SharePower Stock Option Plan for PCDC Employees; No. 33-66144 pertaining to the PepsiCo SharePower Stock Option Plan for Employees of Chevys, Inc.; No. 33-66148 pertaining to the PepsiCo SharePower Stock Option Plan for Employees of Southern Tier Pizza Hut, Inc. and STPH Delco, Inc.; No. 33-30372, pertaining to the Pepsi-Cola Bottling Company
Annapolis   acquisition;   No.   33-8677,   pertaining   to   the
$500,000,000 Euro-Medium-Term Notes; No. 33-39283, pertaining to the $2,500,000,000 Debt Securities and Warrants; No. 33-47527, pertaining to the Semoran Management Corporation acquisition; No. 33-53232, pertaining to the $32,500,000 Puerto Rico Industrial, Medical and Environmental Pollution Control Facilities Financing Authority Adjustable Rate Industrial Revenue Bonds; No. 33-57181, pertaining to the $3,322,000,000 Debt Securities and Warrants; No. 33-51389, pertaining to the $2,500,000,000 Debt Securities and Warrants; No. 33-50685, pertaining to the extension of the PepsiCo SharePower Stock Option Plan to Employees of Snack
Ventures   Europe,   a  joint  venture  between   PepsiCo   Foods
International and General Mills, Inc.) and the Registration Statements on Form S-4 (No. 33-31844, pertaining to the Erin Investment Corp. acquisition; No. 33-4635, pertaining to the A&M Food Services, Inc. acquisition; No. 33-21607, pertaining to the Pizza Hut Titusville, Inc. acquisition; No. 33-37978, pertaining to the domestic Kentucky Fried Chicken operations of Collins Foods International, Inc. acquisition; No. 33-47314, pertaining to the Pizza Management, Inc. acquisition) and in the related Prospectuses.

                              KPMG Peat Marwick LLP
New York, New York
March 28, 1995